Exhibit 10.27

FORM OF COMMERCIAL LEASE

“Landlord:”	BETTER PRICE WAREHOUSE SALES CO., an Oklahoma corporation, having as its principal address 1151 South Frankfort Avenue, Tulsa, Oklahoma 74120.

“Tenant:”	GROWGENERATION CORP., a Denver corporation, having as its principal address 1000 West Mississippi Avenue, Denver, Colorado 80233.

“Premises:”	In the property known as “1151 South Frankfort” deemed to be 9,593 S.F., located at: 1151 South Frankfort Tulsa, Oklahoma 74120. See Exhibit “A” attached hereto.

“Lease Date:” January 1, 2019

1. LEASED PREMISES. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, the Premises consisting of 9,593 square feet of Net Rentable Area as more particularly shown on the Exhibit “A” attached hereto.

2. LEASE TERM. The Lease Term is for a period of Five (5) Years One (1) Month (the “Initial Term”), beginning on January 1, 2019 (the “Commencement Date”) and shall end at midnight on the last day of the Lease Year, which is January 30, 2024, or on such earlier date as this Lease may terminate as provided hereinafter. “Lease Year” is defined for purposes of this Lease to mean a period of twelve (12) consecutive full calendar months with the first Lease Year commencing as provided hereinbefore. Unless Tenant exercises its Option to Renew as set forth in Paragraph 5 hereinbelow, the term of this Lease shall not be extended except by written instrument signed by both parties and in the event Tenant does not surrender possession of the Premises at the end of the term, it shall be a tenant at sufferance. If Landlord accepts rent after expiration of the term of this Lease or any renewal term, the Tenant shall be deemed month-to-month, and such monthly tenancy shall be subject to the covenants, conditions, rules and regulations herein contained and shall be for and upon a rental equal to 125% of the rental as herein reserved for the last month of the term hereof, and such tenancy may be terminated by thirty days’ written notice given by either party to the other of his or its intention to do so, but nothing in this paragraph shall be construed as consent by the Landlord to the occupancy of said Premises after the end of the term hereof. For the purposes of this Lease, the term “Term” shall mean and include both the Initial Term and any applicable Renewal Terms.

3. BASE RENTAL. As rental for the use and possession of the Leased Premises during the term hereof, Tenant agrees to pay the Landlord, at such place or places as Landlord shall designate from time to time in writing, and without any set-off, deduction, or counterclaim, a total of Two Hundred Sixty-Three Thousand Eight Hundred Seven and 50/100 Dollars ($263,807.50) over the term of the Lease as follows:

January 1, 2019 to January 30, 2019 – FREE/ABATED (9,593 SF @ $0.00 per SF per annum)

February 1, 2019 to January 30, 2024 - $4,396.79 per month (9,593 SF @ $5.50 per SF per annum)

Such rental shall be payable in advance in monthly installments on or before the first day of the first calendar month of this lease and continuing in the same amount on the fifth day of each and every calendar month thereafter during the term of this lease. In the event the commencement date is a day other than the first day of the calendar month, Tenant agrees to pay upon signing this lease a prorated portion of a month’s rental representing the period of time between the commencement date and first day of the next calendar month.

4. LATE CHARGE. Tenant agrees to pay a late charge equal to ten percent (10%) of the monthly Base Rental installment as herein provided when any installment of Base Rental is paid more than seven (7) days after the due date thereof. It is hereby understood that this charge is for extra expenses incurred by the Landlord and shall not be considered interest.

5. RENEWAL OPTION. Provided Tenant is not in default under the terms and provisions of this Lease, Tenant shall have the right and option to extend the Term of this Lease for two (2) additional terms of 3-years (the “Renewal Terms”), commencing one day after the date on which the original Term of this Lease ends. Tenant can only exercise this Renewal Option by delivering prior written notice of such exercise to Landlord not less than ninety (90) days prior to the expiration of the original Term of this Lease. Such Renewal Term shall be subject to the same terms and conditions of this Lease, except that Base Rent to be charged under the Lease shall be based upon the then prevailing fair market value for like kind space in the downtown Tulsa area not to be less than the current rent and Landlord shall have no obligation to furnish any work to the Premises.

6. SECURITY DEPOSIT. Tenant shall pay, at the time of execution hereof, a deposit to be held or used by Landlord throughout the Term in an amount equal to the Base Rental for the last (1) month of the Initial Term. Said deposit is to secure the performance of the terms, covenants and conditions of this Lease required to be performed by Tenant. In the event Tenant has performed in accordance with the terms, covenants and conditions of this Lease, Landlord will return such deposit, without interest, to Tenant within 30 days after Tenant’s final performance of its Lease obligations after the termination or expiration hereof. In the event of Tenant’s failure to perform as herein required, Landlord, in its discretion, may apply any or all of such deposit to satisfy, in part or in whole, such obligation, and if Landlord so applies less than all of such deposit, Tenant shall upon demand restore to the full deposit amount. Landlord shall have no obligation or duty to segregate the deposit from its other funds.

7. COMMON AREA MAINTENANCE FEE. Sectioned Intentionally Omitted.

8. USE AND ASSIGNMENT. Tenant shall use and occupy the premises for operation of retail gardening and agricultural store, including the sale of goods and services associated thereto, and for no other purpose, and shall not assign this Lease or sublet the Leased Premises of any part thereof without the written consent of the Landlord, which consent shall not be unreasonably withheld. Tenant shall neither do nor permit on the Leased Premises any act, sale, or storage that may be prohibited under standard forms of fire insurance policies. In addition, no use shall be made or permitted to be made that shall result in (a) waste on the premises, (b) a public or private nuisance that may disturb the quiet enjoyment of other tenants in the Building, (c) improper, unlawful, or objectionable use, including sale or storage of materials generating an odor on the premises, or (d) noises or vibrations that may disturb other tenants. Tenant shall comply with all government regulations and statutes affecting the Leased premises either now or in the future.

Tenant shall not cause or permit any hazardous material or hazardous substance to be used, stored, maintained, generated, disposed or released in or about the Premises by Tenant, its agents, employees, contractors, guests or invitees. However, the foregoing provisions shall not prohibit the use, storage, maintenance and handling within the Premises of substances customarily used in the business or activity expressly permitted to be undertaken in the Premises under this Lease, provided, however, that such substances shall be used and maintained only in such quantities as are reasonably necessary for such permitted use of the Premises and in the ordinary course of Tenant’s business, strictly in accordance with all applicable laws. For the purposes hereof, the terms “hazardous materials” and “hazardous substances” are used in the broadest sense and shall mean any substance or material defined, designated or regulated as hazardous or toxic, or as a pollutant or contaminant or other similar term by any federal, state or local environmental statute, regulation or ordinance presently in effect or that may be promulgated in the future from time to time.

9. UTILITIES. Tenant shall be responsible for arranging, and contracting in its own name if necessary, all utility services necessary for the operation of the Leased Premises, including establishment of any required deposits, and payment of any and all utility charges incurred during the Initial and Renewal Terms. Such utility charges shall include, but are not limited to, natural gas, water, trash, telephone, television/internet provider and electricity. Landlord shall not be liable for any failure to provide or for any interruption of service, including any indirect or consequential damages, nor shall any rent be abated due to such interruption.

10. PARKING AREA. Tenant is hereby granted, in common with other tenants and Landlord, the right of non-exclusive use of the other parking areas provided by Landlord; however, the Landlord reserves the right to promulgate rules and regulations with respect to the use of the parking area by the Tenant and his customers.

11. TENANT’S CONSTRUCTION AND ALTERATIONS. Tenant shall, at its sole cost and expense, construct all improvements, betterments and alterations upon or to the Premises and shall indemnify, defend and hold Landlord free and harmless from all costs of and charges for labor and materials furnished upon the Premises Prior to any construction, Landlord must approve in writing the design and layout of the Premises improvements or alterations, including type of materials and construction for the Premises and the contractor who will construct the improvements or alterations, and, after Landlord has given its approval, no further change shall be made without Landlord’s prior written approval. Tenant shall promptly pay before delinquency all contractors, subcontractors, laborers and materiahnen so that no lien will attach to the Premises. Should any labor or materialman’s lien be made or filed against the Premises, Tenant must bond against or discharge the same within five (5) working days or be in default hereof. Tenant will perform and complete Tenant’s work in compliance with all applicable laws, ordinances, regulations, insurance requirements and building codes of all governmental authorities. Tenant shall pay the charges for all temporary water, sewage disposal, heating, cooling, electricity, lighting and trash removal from the date upon which the Premises are made available to Tenant for Tenant’s work. Prior to the commencement of any work by or on behalf of Tenant upon the Premises, Tenant shall provide to Landlord proof that Tenant has in effect the insurance coverages required of Tenant under this Lease, together with proof of insurance as Landlord may reasonably determine and require with respect to any of Tenant’s contractors or subcontractors providing labor or materials with respect to the Premises.

Tenant’s initial work for improvements and alterations to be performed with respect to the Premises is described on Exhibit “C” hereto. Other than the sole item described on Exhibit “C”, Landlord shall have no obligation to provide any work or improvements to the Premises in order to make the Premises ready for Tenant’s use or occupancy or otherwise.

Notwithstanding any consent given to Tenant by Landlord for Tenant’s work, Landlord retains the absolute, sole control over the exterior appearance of the Building and the exterior appearance of the Premises, and Tenant shall not, without Landlord’s written consent, install any lighting, decorations, paintings, drapes, window coverings, blinds, shades, signs, lettering, placards, doors or advertising media of any type which can be viewed from the exterior of the Building. Tenant shall make no other alterations in or improvements to said Premises without first obtaining the written consent of Landlord, said consent not to be unreasonably withheld. Landlord retains the right to approve any and all exterior signage. Tenant signage will conform with signage criteria listed on Exhibit “B”, and shall be subject to all governing laws, rules, regulations and codes. All additions and improvements made by Tenant (except only office furniture and/or trade fixtures) shall become the property of Landlord on the termination of this Lease or the termination of the occupancy of the Premises or at Landlord’s option, removed at Tenant’s expense.

12. TENANT’S PROPERTY. Provided Tenant is not in default under the terms and provisions of this Lease, all personal property, equipment and trade fixtures installed in or on the Building by Tenant may remain the property of Tenant and may be removed by Tenant upon termination of the Lease with the exception of any additions or improvements to the Premises as stated in Paragraph 11 above, and with the exception of any fixtures or equipment which cannot be removed without damage to the Premises. Tenant shall be responsible for and shall pay Landlord for any and all costs of repair and restoration of any damage or fixtures removed that result in damage to the Premises. All personal property, equipment and trade fixtures of Tenant on the Premises shall be there at Tenant’s sole risk. Tenant shall accordingly keep its personal property, equipment and trade fixtures insured against loss or damage by casualty and customary perils on a replacement cost basis. Any such insurance policy or policies carried by Tenant on Tenant’s personal property, equipment and trade fixtures shall contain a waiver of subrogation in favor of Landlord, its agents and employees. Tenant hereby releases and holds Landlord harmless from and against any and all claims for any loss or damage to such Tenant’s personal property, equipment and trade fixtures described above by reason of any cause whatsoever, including any negligence of Landlord or Landlord’s agents, employees or contractors, but specifically excluding any willful acts of Landlord, Landlord’s agents, employees or contractors,

13. RULES AND REGULATIONS. Landlord, at Landlord’s discretion but with prior written notice to Tenant, shall have the right to prescribe and/or change such uniform rules and regulations for the property as Landlord may reasonably deem necessary, available and appropriate. Tenant agrees to comply with all the rules and regulations prescribed by Landlord.

14. DELIVERY OF POSSESSION AND IMPROVEMENTS. Tenant shall be delivered possession of the Premises on or about January 1, 2019. Tenant acknowledges that it has inspected the Premises and accepts the Premises in their present “AS IS”, “WHERE IS” AND “WITH ALL FAULTS” condition and that the Premises are in the condition required by this Lease and that Landlord has no obligation to perform any work or do anything to the Premises prior to occupancy by Tenant, except as otherwise provided on Exhibit “C” and allowing that Landlord shall have an additional thirty (30) days to relocate the existing trailer/container on the south exterior end of the Premises and any remaining interior contents for the Premises.

SUBJECT ONLY TO THE SPECIFIC COVENANTS, REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS LEASE, LANDLORD MAKES NO OTHER OR FURTHER REPRESENTATIONS OR WARRANTIES OF ANY TYPE OR KIND, INCLUDING, WITHOUT LIMITATION, CONCERNING THE FITNESS FOR A PARTICULAR USE OR PURPOSE, EXPRESS OR IMPLIED, ORAL OR WRITTEN, OF THE PREMISES, ALL OF WHICH ARE DISCLAIMED.

15. COMMON AREAS. Landlord grants to Tenant, for itself, customers, agents and business visitors the nonexclusive right of access on, over and through he Common Areas of the building and the use of the parking areas, driveways and landscaped areas within and upon the [LTS 6, 7, 8 AND PART OF 9 BLK 7] (the “Common Areas”), on a shared, non-exclusive basis in common with the Landlord and other tenants of the building, subject to the right of the Landlord to temporarily interrupt such use during the construction of any additional improvements upon the Common Areas. The term “Common Areas” as used herein shall also mean all areas, improvements, space, equipment and special services in or at the Building provided by Landlord for the common or joint use and benefit of tenants of the Building, their officers, employees, agents, customers and other invitees and Landlord, including, without limitation, all parking areas, access roads, driveways, entrances and exits, retaining walls, landscaped areas, trash containers, pedestrian malls, courts, ramps and sidewalks, exterior stairs, and signs identifying the Building.

All Common Areas shall at all times be subject to the exclusive control and management of Landlord and Landlord shall have the exclusive right and authority from time to time to establish, modify and enforce reasonable Rules and Regulations with respect thereto. Tenant agrees to abide by and conform with such Rules and Regulations; to cause its concessionaires and suppliers, officers, agents, employees and independent contractors to so abide and conform; and to use its best efforts to cause its customers, invitees and licensees to abide and conform to the Rules and Regulations. Landlord shall have the right, but not the duty, from time to time, to change the area, level, location and arrangement of facilities located in the Common Areas; to close or barricade all or any portion of the Common Areas to such extent as may, in the opinion of Landlord’s counsel, be legally sufficient to prevent a dedication thereof or the accrual of any rights to any person or the public therein; and to do and perform such other acts in and to the Common Areas as, in the use of good business judgment, Landlord shall determine to be advisable.

All Common Areas which Tenant may be permitted to use and occupy, are to be used and occupied under a revocable license and if the amount of the Common Areas are diminished, Landlord shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent, except as may otherwise be provided herein, nor shall such diminution of the Common Areas be deemed constructive or actual eviction. Tenant’s license hereunder shall at all times be subject to the rights of Landlord, other Tenants of Landlord, and customers to use the Common Areas in common with Tenant, and it shall be the duty of Tenant to keep all of said Common Areas free and clear of any obstructions created or permitted by Tenant or resulting from Tenant’s operation unless such obstruction is created with Landlord’s prior written consent.

16. DAMAGE, DESTRUCTION OR CONDEMNATION. If all or a substantial part of the Premises or the Building is rendered untenable or inaccessible by damage to all or any part thereof from fire, the elements, accident or other casualty (“Casualty”) then, unless Landlord elects to terminate this Lease as provided below, Landlord shall, at its expense, use reasonable efforts to repair and restore the Premises and the Building, as the case may be, to substantially their former condition to the extent permitted by then applicable laws; provided, however, that in no event shall Landlord have any obligation: (i) to make repairs or restoration beyond the extent of insurance proceeds actually received by Landlord for such repairs or restoration; or (ii) to repair or restore any of Tenant’s personal property, trade fixtures, equipment or alterations made by Tenant. If Landlord is required to repair damage to the Premises or the Building, this Lease shall continue in full force and effect except that: (x) Tenant’s Base Rental from the date of the Casualty through the date of substantial completion of the repair and restoration shall be equitably abated with regard to any portion of the Premises or the Building that Tenant is prevented from using (and actually interferes with Tenant’s use and business) by reason of such damage or its repair; and (y) the Term shall be extended by the number of days necessary to substantially complete the repair and restoration. In no event shall Landlord be liable to Tenant by reason of any injury to or interference with Tenant’s business or property arising from a Casualty or by reason of any repairs to any part of the Building or Premises necessitated by such Casualty. Notwithstanding the foregoing, Landlord may elect, by written notice to Tenant, to terminate this Lease following damage caused by any Casualty under the following circumstances: (a) if, in Landlord’s sole judgment, the Premises and the Building cannot be substantially repaired and restored under applicable laws within one hundred twenty (120) days from the date of the Casualty; (b) if, in Landlord’s sole judgment, adequate proceeds are not, for any reason, made available to Landlord from Landlord’s insurance policies to make the required repairs; (c) if fitly percent (50%) or more of the Premises (excluding the Building) is damaged or destroyed; (d) if seventy percent (70%) or more of the Building is damaged or destroyed (including, without limitation, by smoke or water damage), regardless of whether the remainder of the Premises are damaged or destroyed; (e) if the cost to repair or restore the Premises would exceed the proceeds from Landlord’s insurance policies or the Casualty is an uninsured casualty; or (f) if the Casualty occurs during the last eighteen (18) months of the Term, unless Tenant has elected to exercise an available Renewal Option.

If during the Term, the whole of the Premises is condemned, or is taken by the power of eminent domain, or there shall occur a transfer in lieu thereof (each a “Taking”), the Lease shall terminate as of the date of such Taking and rent shall be apportioned to the date of the Taking, and Tenant shall surrender the Premises accordingly. In the event of a partial Taking, the Lease at Landlord’s sole option may, upon written notice to Tenant, terminate and rent shall be apportioned to the date of the Taking and Tenant shall surrender the Premises accordingly. In the event of a partial Taking of the Premises in which Landlord does not terminate the Lease as provided above, Landlord shall make such repairs and restorations to the Premises as necessitated from such Taking so as to render the Premises useable by Tenant for its intended purpose, provided, however, Landlord shall not be required to expend any sums in addition to compensation received from the Taking authority to so restore or repair the Premises. During the period of such restoration or repair, if Tenant shall be prevented from utilizing the Premises to conduct its business operations, then Base Rental shall equitably abate during the period of such repairs or restoration, and there shall correspondingly be added to the Term the number of days necessary to substantially complete the repairs or restoration. All compensation in any Taking shall be the sole property of Landlord. Damage to the Premises resulting from the negligence of Tenant or its employees or invitees shall be repaired at the expense of Tenant.

17. LIMITATION OF LIABILITY. Notwithstanding any other provision to the contrary, in no event shall the Landlord be liable to Tenant for any special, incidental, indirect, consequential, punitive or exemplary damages, whether foreseeable or not, unless arising solely from the gross negligence of Landlord.

18. MAINTENANCE. Landlord shall, throughout the term of the Lease and without any expense to Tenant, maintain the foundation and structural walls of the Premises. Without being limited by the preceding sentence, Tenant shall, throughout the Term of the Lease and without any expense to Landlord, be responsible for the costs of any repairs necessitated by the negligence of Tenant, its agents, employees, customers, contractors or invitees. Tenant shall, at Tenant’s sole cost and expense, keep and maintain the Premises in good condition and repair, including replacements necessitated by Tenant’s use and without limitation: fixtures, equipment, electrical, plumbing, HVAC and associated ducting, routine maintenance of the roof, appurtenances, signs, showcases, floor coverings, interior walls, columns, partitions within the Premises, storefronts and all glass. Tenant shall undertake any necessary lawn care, weed control and snow removal associated the Premises.

Tenant shall promptly replace all damaged or broken glass with glass of equal quality to that broken or damaged. Tenant shall repaint, refurbish and remodel the Premises at reasonable times to assure that the Premises are maintained in good order, condition and repair equal to that at the completion of Tenant’s initial work and improvements.

In the event Tenant fails to repair or maintain the Premises as herein required, or in the event of an emergency, Landlord, at its option, without limiting any rights or remedies otherwise available to it at law or equity or under the terms of this Lease, may (but shall not be required to) make such repairs without liability to Tenant for loss or damage which may result to Tenant’s stock or business conducted from the Premises by reason of such repairs. Tenant shall immediately pay Landlord, upon demand, as additional rent, the costs of any such repairs.

19. POSSESSION ON TERMINATION. At the expiration of this Lease, or sooner termination thereof, the Tenant shall give possession of the Premises to the Landlord broom-clean and in the condition required to be maintained by Tenant under this Lease, casualty and condemnation excepted. Upon such surrender, Tenant shall deliver to Landlord all keys, codes, combinations and the like.

20. QUIET AND PEACEFUL POSSESSION. So long as Tenant shall perform each and every term, covenant and condition of this Lease and is not in default in the payment of the rent due hereunder, Tenant shall have quiet and peaceful possession of the Premises during the Term hereof without hindrance from anyone by, through or under Landlord.

21. BREACH, DEFAULT AND REMEDIES. The covenants and agreements herein shall be conditions as well as covenants, and breach of any of them, including (i) the failure to pay rent when due, or (ii) the vacation of the Premises or (iii) the abandonment of the business proposed for the Premises for a period greater than 14 days regardless of the payment of rent (this shall include the failure to be open for business for any consecutive 14 day period), or (iv) the failure to comply with any term, provision or covenant of the Lease other than payment of rent, and subsequent failure to cure within 14 days written notice thereof to Tenant, or (v) any act or omission that allows a lien to be filed against the Premises, or (vi) the Tenant or any Guarantor shall become insolvent, or (vii) the making of an assignment for the benefit of the creditors by Tenant or any Guarantor, or the appointment of a receiver for Tenant or any Guarantor, or the filing of a petition by the Tenant or any Guarantor for reorganization, or relief of debtors, or a voluntary petition in bankruptcy, or adjudication of bankruptcy of Tenant or any Guarantor, whether voluntary or involuntary, shall constitute a default on the part of Tenant. Upon default by Tenant, the Landlord shall, at its option have the following remedies:

(a) Landlord may terminate the Lease and take possession of the Premises; (b) terminate the Lease and recover damages in an amount equal to the unpaid future rent or in any greater amount permitted by law; (c) terminate Tenant’s right to possession without terminating the Lease or obligation to pay rent, whereupon Tenant shall pay Landlord all unpaid rent for the entire Term of the Lease and Landlord shall endeavor to lease the Premises for the account of Tenant, and any reasonable expense of reletting, remodeling or repair shall be charged against the rent received on reletting; (d) any other remedy permitted by Federal or State law. The remedies granted to Landlord shall be cumulative, and exhaustion of one shall not preclude Landlord from resorting to another. In each and every instance of default, and while the same continues, Landlord may re-enter the Premises, using all necessary force, and Tenant’s right to enter said Premises shall be suspended, and in order to effectuate such re-entry and suspension, Landlord may change locks on the doors of the Premises and exclude Tenant from the Building until any and all defaults are cured by Tenant. Such re-entry and suspension, and the changing of locks, shall not operate as an eviction or cancellation of this Lease. The waiver by Landlord of any default shall not be a waiver or consent to the continuation of such default or to a subsequent default.

22. ATTORNEY’S FEES. If either party brings any action or proceeding to enforce, protect, or establish any right or remedy, the prevailing party shall be entitled to recover reasonable attorney’s fees. Arbitration is an action or proceeding for the purpose of this provision. For the purposes hereof, Landlord shall be deemed to have prevailed in any unlawful detainer if the action is dismissed by reason of Tenant’s curing of the default upon which such action was based. Tenant shall reimburse Landlord any and all costs, including attorney fees, incurred by Landlord in collecting any delinquent payment due from Tenant hereunder whether action is instituted therefore or not.

23. TENANT’S SHARE OF INSURANCE AND TAXES. Section Intentionally Omitted.

24. GROUND LEASES AND MORTGAGES. This Lease is subject and subordinate to all present mortgages affecting the real estate on which the Building and Parking are located of which the Leased Premises are a part, and to any ground leases, mortgage or mortgages which may hereafter be executed affecting the same. Landlord has the right to assign its interest in this Lease as security for the payment of any mortgage on the Property; provided, however, that any such assignment does not relieve Landlord of any of its obligations herein.

25. MODIFIED TRIPLE NET: It is specifically understood and agreed by Tenant that this Lease is what is commonly designated as a MODIFIED NET-NET-NET LEASE. It is the express intent of Landlord and Tenant that all Rents payable under the terms of this Lease shall be absolutely net to Landlord and that expenses and maintenance referenced hereinbefore (including the building and other improvements now or hereafter placed on the Leased Premises but excluding responsibility for foundation, structural walls, property taxes and property replacement insurance) shall be borne by Tenant.

26. INSPECTION. Landlord or its officer, agents, and representatives, shall have the right to enter into and upon any and all parts of the Leased Premises, (a) at all reasonable hours to inspect same or clean or make repairs or alterations or additions as Landlord may deem necessary, or (b) during business hours to show the Leased Premises to prospective tenants, purchasers or lender; and Tenant shall not be entitled to any abatement or reduction of rent by reason thereof. In the event of default or late rental payment, Landlord reserves the right to request business records and financial information from Tenant.

27. ESTOPPEL CERTIFICATE. Tenant agrees throughout the term of this Lease or any extension thereof upon request by the Landlord or mortgagees of Landlord or a prospective purchaser of the building to sign and deliver a certificate stating in substance (if such be the case); (a) There is no modification of the terms of this Lease (unless there is such modification, in which event a copy thereof shall be furnished by Tenant or stated in certificate), and that said Lease is in full force and effect; (b) Tenant has asserted no defenses or offsets as of the date of the certificate, (c) Tenant has no knowledge of any default by the Landlord which has not been cured.

After such certificate has been given by Tenant, Tenant will be estopped from asserting any claim or defense known by it prior to the date of the certificate contrary to said certificate as against the person, firm or corporation to whom such certificate is addressed. Landlord shall have the right to transfer and assign in whole or in part, any of its rights under this Lease, and in the building and property referred to herein; and to the extent that such assignee assumes Landlord’s obligations hereunder, Landlord shall by virtue of said assignment be released from such obligations.

28. LIABLITY INSURANCE. Tenant shall, during the Lease Term, maintain in full force and affect a policy of public liability and property damage insurance with respect to the Leased Premises, leasehold improvements and the business conducted by Tenant, anyone leasing under Tenant, and any subrentals of Tenant in the Lease Premises. Such public liability and property damage policy shall be in a comprehensive general liability form including premises operation and personal injury coverage, independent contractors and broad form including premises operation and personal injury coverage, independent contractors and broad form property damage and shall have a combined single limit of liability for personal injury and property damage of not less than $1,000,000.00 blanket contractual liability. The policy shall name Tenant and Landlord as insured and shall, at the request of Landlord, name any other person, firms or corporations designated by Landlord. Such insurance shall contain a clause that the insurer will not cancel or amend the insurance without first giving the Landlord thirty (30) days prior written notice. The insurance shall be in an insurance company approved by the Landlord and a copy of the policy or a certificate of insurance shall be delivered to Landlord. If Tenant refuses or neglects to secure and maintain insurance policies complying with the provision of this Section 28, Landlord may, but shall not be required to, secure and maintain such insurance policies and Tenant shall pay the cost thereof to Landlord as additional rent upon demand.

Tenant shall indemnify, defend and hold Landlord, and its officers, employees and agents, harmless from and against any and all claims, demands, liabilities, losses and costs, including reasonable attorneys’ fees, arising from damage or injury, actual or claimed, of whatsoever kind or character, to property or persons, occurring or allegedly occurring in, on or about the Premises, caused by or attributable to the acts, actions, inactions, negligence or intentional acts of Tenant, its agents, employees, contractors and invitees, and Tenant shall defend Landlord in any action or proceeding brought thereon. In addition to the above, Tenant shall further indemnify, defend and hold Landlord, and its officers, employees and agents, harmless from and against all claims, demands, liabilities, losses, damages and costs, including reasonable attorneys’ fees, arising from or attributable to the use or occupancy of the Premises by Tenant, its agents, employees, contractors and invitees, or the breach or failure by Tenant of Tenant’s obligations and covenants under this Lease, and Tenant shall defend Landlord in any action or proceeding brought with respect thereto.

29. REPRESENTATIONS AND WARRANTIES. Tenant acknowledges and agrees that it has not relied upon any statements, representations, agreements or warranties except such as are expressed herein, and that no amendment or modifications of this Lease shall be valid or binding unless expressed in writing and executed by the parties hereto in the same manner as the execution of this Lease. This Lease, along with Exhibits, constitutes the entire agreement between the parties and shall supersede any and all prior understandings or commitments or negotiations concerning the subject matter of this Lease.

30. JOINT AND SEVERAL OBLIGATIONS. If Tenant consists of more than one person, the obligations of all such persons are joint and several.

31. CAPTIONS. The captions appearing in this Lease are for convenience and reference and shall in no way define, limit or describe the scope of intent of this Lease nor in any way affect this Lease.

32. BINDING EFFECT. The covenants and agreements of this Lease shall extend to and be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto where the context hereof requires or admits.

33. GOVERNING LAW. This Lease shall be subject to and governed by the laws of the State of Oklahoma.

IN WITNESS WHEREOF, the parties hereto have set their hands and delivered this Lease on the day and year above written.

LANDLORD: BETTER PRICE WAREHOUSE SALES, CO.	TENANT: GROWGENERATION CORP.

Mark Price, President	Darren Lampert, CEO

EXHIBIT ‘A’

Legal Description:	LOTS 6,7,8 AND PART OF 9 BLK 7

Also known as:	1151 South Frankfort, Tulsa, Oklahoma, 74120

EXHIBIT ‘B’

SIGN CRITERIA

Tenant signage graphics/branding/etc to be attached.

EXHIBIT ‘C’

TENANT CONSTRUCTION ITEMS

Landlord and Tenant mutually agree, with Landlord’s approval, that Tenant shall complete the following work within a reasonable time upon lease execution, at Tenant’s sole cost and expense, as detailed below:

•	Installation of interior/exterior Tenant signage (including highway signage)
•	Misc Interior Improvement
•	Misc. Interior Improvement

Other than the aforementioned work, Tenant agrees to accept the Leased Premises in their “AS-IS” condition with no further improvements. Any additional improvements shall be at the sole cost and expense of Tenant.

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